EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-60242, 33-87656, 33-95226, and 333-04317 on Form S-8 of Cortech, Inc. of our report dated March 9, 2006 relating to the financial statements which appear in this Form 10-KSB of Cortech, Inc.

/s/ Amper, Politziner & Mattia, P.C.
Edison, New Jersey
March 28, 2006